Exhibit 99.3

(formerly Heckmann Corporation)

OFFER TO EXCHANGE

$150,000,000 aggregate principal amount of our outstanding 9.875% Senior Notes due 2018

(CUSIP Nos. 422680 AF5, U42308 AC7 and 422680 AG3)

for

$150,000,000 aggregate principal amount of 9.875% Senior Notes due 2018

(CUSIP No. 422680 AE8)

that have been registered under the Securities Act of 1933, as amended,

pursuant to the Prospectus dated             , 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013 (THE “EXPIRATION DATE”), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

            , 2013

To Our Clients:

Enclosed for your consideration is the Prospectus dated             , 2013 (the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Nuverra Environmental Solutions, Inc. (formerly Heckmann Corporation), a Delaware corporation (the “Company”), to exchange up to $150,000,000 in aggregate principal amount of its new 9.875% Senior Notes due 2018 (CUSIP No. 422680 AE8) (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 9.875% Senior Notes due 2018 (CUSIP Nos. 422680 AF5, U42308 AC7 and 422680 AG3) (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made pursuant to the registration rights agreement that the Company entered into with the initial purchasers in connection with the issuance of the Old Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account, but not registered in your name. A tender of such Old Notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Old Notes.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2013, unless extended by the Company. If you desire to exchange your Old Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf at or before the Expiration Date in accordance with the provisions of the Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time at or before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

2.	The Exchange Offer is for any and all Old Notes.

3.	Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange promptly following the Expiration Date all Old Notes validly tendered and will issue Exchange Notes promptly after such acceptance.

4.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

5.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2013, unless extended by the Company. If you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Old Notes on your behalf at or before the Expiration Date.

As set forth in the Letter of Transmittal, each holder of Old Notes must make certain acknowledgements, representations and warranties to the Company. The enclosed “Instructions to Registered Holder from Beneficial Owner” form contains an authorization by you, as the beneficial owner of Old Notes, for us to make these acknowledgements, representations and warranties on your behalf.

Any person who is an affiliate of the Company, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Old Notes. If you wish to tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form attached hereto.

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Owner” constitutes an instruction to us to tender ALL of the Old Notes held by us for your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledges receipt of your letter and the enclosed material therein including the prospectus dated             , 2013 (the “Prospectus”) of Nuverra Environmental Solutions, Inc. (formerly Heckmann Corporation), a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) to exchange up to $150,000,000 in aggregate principal amount of new 9.875% Senior Notes due 2018 (CUSIP No. 422680 AE8) (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 9.875% Senior Notes due 2018 (CUSIP Nos. 422680 AF5, U42308 AC7 and 422680 AG3) (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the Exchange Notes issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in the amount):

$              of the 9.875% Senior Notes due 2018

With respect to the Exchange Offer, the undersigned instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if less than all):

$              of the 9.875% Senior Notes due 2018*

*	Unless otherwise indicated here, a holder will be deemed to have tendered ALL of the Old Notes held by us on such holder’s behalf. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 5 of the Letter of Transmittal.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

SIGN HERE*

Name of Beneficial Owner:

Signature:

Capacity (full title)**:

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

My Account Number With You:

☐	CHECK HERE IF YOU ARE BROKER DEALER

  Date:             , 2013

*	Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal).

**	If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. See Instruction 6 to the Letter of Transmittal.

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

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